Exhibit 99.4

Unaudited Pro forma Condensed Combined Financial Statements

The accompanying unaudited pro forma condensed combined statements of operations have been prepared by Cowen Group Inc. (the “Company”) to reflect its completed acquisition of LaBranche & Co Inc. (“LaBranche”), as described in Item 2.01 of the Current Report on Form 8-K filed on June 29, 2011.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010, and the three months ended March 31, 2011, respectively, combine the historical consolidated statements of operations of the Company with the historical consolidated statements of operations of LaBranche, for the year ended December 31, 2010 and for the three months ended March 31, 2011, both as filed with the SEC in their respective  annual reports on Form 10-K for the year ended December 31, 2010 and  as filed with the SEC in their respective quarterly reports on Form 10-Q for the quarterly period ended March 31, 2011, giving effect to the acquisition as if the acquisition had occurred on January 1, 2010.

The unaudited pro forma condensed combined statements of operations have been prepared based on available information, using assumptions that the Company’s management believes are reasonable. The unaudited pro forma condensed combined statements of operations are provided for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of January 1, 2010, nor are they necessarily indicative of future results.  The unaudited pro forma condensed combined statements of operations do not reflect any operating efficiencies and associated cost savings that the Company may achieve with respect to the consolidated companies.

The assumptions used and adjustments made in preparing the unaudited pro forma condensed combined statements of operations are described in the notes herein, and should be read in conjunction with the historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s and LaBranche’s respective annual reports on Form 10-K for the year ended December 31, 2010, and in their respective quarterly reports on Form 10-Q for the three months ended March 31, 2011 and March 31, 2010 and other information pertaining to the Company and LaBranche, contained in this Form 8-K/A.

Cowen Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve Months Ended December 31, 2010

	Historical		Pro Forma		Combined
	Cowen	LaBranche	Adjustments		Company
	(in thousands, except per share data)
Revenues
Management fees	$38,847	$—	$—		$38,847
Incentive income	11,363	—	—		11,363
Interest and dividends	11,547	1,970	(1	)(a)	13,516
Reimbursement from affiliates	6,816	—	—		6,816
Investment banking	38,965	—	—		38,965
Brokerage	112,217	43,372	(12,101	)(a)	143,488
Other	1,936	950	(752	)(a)	2,134
Consolidated Funds	12,119	—	—		12,119

Total revenues	233,810	46,292	(12,854)		235,977

Operating expenses
Employee compensation and benefits	194,919	27,117	(9,342	)(a)	212,694
Interest and dividends	8,971	16,341	—		25,312
Professional, advisory and other fees	14,547	3,964	(95	)(g)	18,416
Communications	13,972	9,165	(2,788	)(a)	20,349
Occupancy and equipment	18,119	3,614	(598	)(b)	21,135
Floor brokerage and trade execution	17,143	14,789	(2,458	)(a)	29,474
Service fees	15,814	—	—		15,814
Depreciation and amortization	11,543	1,925	1,991	(a),(c)	15,459
Client services, marketing and business development	14,470	—	—		14,470
Other	22,323	13,222	(4,022	)(a)	31,523
Consolidated Funds	8,121	—	—		8,121

Total expenses	339,942	90,137	(17,312)		412,767

Other income (loss)
Net gains on securities, derivatives and other investments	21,980	(1,502)	251	(a)	20,729
Consolidated Ramius Funds net realized and unrealized losses	31,062	—	—		31,062

Total other income (loss)	53,042	(1,502)	251		51,791

Income(loss) before taxes	(53,090)	(45,347)	4,709		(124,999)
Income tax (benefit) expense	(21,400)	20,677	—	(a)	(723)

Net income(loss)	(31,690)	(66,024)	4,709		(124,276)
Income (loss) attributable to redeemable noncontrolling interests in consolidating subsidiaries	13,727	—	—		13,727

Net income(loss) attributable to stockholders	$(45,417)	$(66,024)	$4,709		$(138,003)

Pro forma Net Income (Loss) Per Share
Basic	$(0.62)	$(1.52)			$(1.21	)(e)
Diluted	$(0.62)	$(1.52)			$(1.21	)(e)
Pro forma Weighted Average Common Shares
Basic	73,149	43,541	(2,691	)(d)	113,999	(f)
Diluted	73,149	43,541	(2,691	)(d)	113,999	(f)

See accompanying notes to unaudited pro forma condensed combined financial statements.
Please refer to Note 3 for pro forma adjustments.

Cowen Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2011

	Historical		Pro Forma		Combined
	Cowen	LaBranche	Adjustments		Company
	(in thousands, except per share data)
Revenues
Management fees	$11,164	$—	$—		$11,164
Incentive fees	4,381	—	—		4,381
Interest and dividends	4,559	142	—		4,701
Reimbursement from affiliates	1,009	—	—		1,009
Investment banking	14,682	—	—		14,682
Brokerage	27,591	7,638	—		35,229
Other	690	175	—		865
Consolidated Funds	169	—	—		169
Total revenues	64,245	7,955	—		72,200

Operating expenses
Employee compensation and benefits	45,087	3,632	—		48,719
Interest and dividends	2,609	645	—		3,254
Professional, advisory and other fees	7,140	1,742	(2,858	)(g)	6,024
Communications	2,893	1,170	—		4,063
Occupancy and equipment	5,122	724	(149	)(b)	5,697
Floor brokerage and trade execution	4,110	1,372	—		5,482
Service fees	3,612	—	—		3,612
Depreciation and amortization	2,058	608	444	(c)	3,110
Client services, marketing and business development	4,677	—	—		4,677
Other	4,295	596	(250	)(g)	4,641
Consolidated Funds	628	—	—		628
Total expenses	82,231	10,489	(2,813)		89,907

Other income (loss)
Net gain on securities, derivatives and other investments	17,283	(306)	—		16,977
Consolidated Funds net realized and unrealized gains	1,746	—	—		1,746

Total other income (loss)	19,029	(306)	—		18,723

Income(loss) before taxes	1,043	(2,840)	2,813		1,016
Income tax (benefit) provision	163	(620)	—		(457)
Net income(loss)	880	(2,220)	2,813		1,473

Net income (loss) attributable to redeemable noncontrolling interests in consolidating subsidiaries	798	—			798
Net income(loss) attributable to stockholders	$82	$(2,220)	$2,813		$675

Pro forma Net Income (Loss) Per Share
Basic	$0.00	$(0.05)			$0.01	(e)
Diluted	$0.00	$(0.05)			$0.01	(e)

Pro forma Weighted Average Common Shares
Basic	74,160	40,932	(82	)(d)	115,010	(f)
Diluted	76,083	40,932	(82	)(d)	116,933	(f)

See accompanying notes to unaudited pro forma condensed combined financial statements.
Please refer to Note 3 for pro forma adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.              BASIS OF PRESENTATION

The unaudited pro forma combined financial information included herein gives effect Cowen Group Inc.’s (the “Company”) acquisition of LaBranche & Co Inc. (“LaBranche”).

The unaudited pro forma combined statements of operations for the year ended December 31, 2010, and the three months ended March 31, 2011, respectively, combine the historical consolidated statements of operations of the Company with the historical consolidated statements of operations of LaBranche excluding the results from discontinued operations, for the year ended December 31, 2010 and for the three months ended March 31, 2011, both as filed with the SEC in their respective  annual reports on Form 10-K for the year ended December 31, 2010 and  as filed with the SEC in their respective quarterly reports on Form 10-Q for the quarterly period ended March 31, 2011, giving effect to the acquisition as if the acquisition had occurred on January 1, 2010.

The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been completed during the period or as of the dates for which the unaudited pro forma data is presented, nor is it necessarily indicative of the future operating results or financial position of Cowen.

Cowen’s estimated purchase price for LaBranche has been allocated to the assets acquired and the liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. The purchase price allocation unaudited pro forma adjustments are preliminary, have been made solely for the purpose of providing unaudited pro forma condensed combined financial data and are subject to revision upon finalization of the acquisition accounting.

The accompanying unaudited pro forma condensed combined statement of operations does not include the impact of the following non-recurring items directly related to the acquisition:

• transaction costs in connection with the acquisition which were expensed as incurred;

• the non-cash bargain purchase gain created from the acquisition.

Certain reclassifications have been made to the LaBranche historical balances in the unaudited pro forma condensed combined financial statements to conform to Cowen’s presentation.

LaBranche entered into change in control agreements with certain employees which require LaBranche to make payments and provide benefits to these employees in connection with a change in control of LaBranche and a subsequent qualifying termination, with a total estimated amount of $1.1 million. The completion of the acquisition will constitute a change in control for purposes of these change in control agreements. The agreements will end upon the expiration of a 12-month period following the occurrence of a change in control. However, these employees continue to be employed by the Company subsequent to the acquisition. As a result, no adjustment has been recorded in the unaudited pro forma condensed combined financial statements. See section titled “Interest of LaBranche Directors and Executive Officers in the Acquisition—Change in Control Agreements” beginning on page 74 of the Company’s Form S-4 as filed with the SEC on March 31, 2011 for further details on the terms of these agreements

All significant intercompany accounts and transactions have been eliminated.

2. ACQUISITION OF BUSINESS

The acquisition of LaBranche by the Company was consummated pursuant to the terms of the Agreement and Plan of Merger (“Merger Agreement”), dated as of February 16, 2011, after the market close on June 28, 2011. LaBranche Capital, LLC (LCAP), which was renamed “Cowen Capital LLC” following consummation of the acquisition, was a wholly owned subsidiary of LaBranche and is now a wholly-owned subsidiary of the Company, is a registered broker-dealer and Financial Industry Regulatory Authority (“FINRA”) member firm that operates as a market-maker in Exchange Traded Funds (“ETFs”), engages in hedging activities in options, ETFs, structured notes, foreign currency securities and futures related to its market-making operations and also conducts principal trading activities in these securities. Prior to the acquisition, LaBranche discontinued certain operations in its market-making segment, including upstairs options market-making on various exchanges and electronic market-making in the International Securities Exchange. As of the close of market on June 28, 2011, LaBranche stock was delisted and no longer trades on the New York Stock Exchange.

The acquisition was accounted for under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). In this case, the acquisition was accounted for as an acquisition by Cowen of LaBranche. The assets acquired and liabilities assumed were recorded at their estimated fair values.

3.              PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS

The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Unaudited Pro Forma Condensed Combined Adjustments

(a)                      Reflects the elimination of amounts associated with LaBranche’s institutional brokerage business. In January 2011, LaBranche announced that it committed to a plan to wind down the activities of its institutional brokerage business. LaBranche has undertaken a process to terminate its institutional execution group sales trading business and its professional trading group. As this business was terminated prior to the acquisition, the following revenue and operating expense items are removed from the pro forma condensed combined statement of operations  during the year ended December 31, 2010:

(in thousands)
Revenues
Interest and dividends	$1
Brokerage	12,101
Other	752
Total revenues	12,854
Operating expenses
Employee compensation and benefits	9,342
Communications	2,788
Floor brokerage and trade execution	2,458
Depreciation and amortization	2
Other	4,022
Total expenses	18,612
Other income (loss)

Net (loss) on securities, derivatives and other investments	(251)

Income(loss) before taxes	(6,009)
Income tax (benefit) provision	—
Net income(loss)	$(6,009)

(b)                                 Reflects amortization, over the remaining lease terms, of the unfavorable lease obligation related to certain of LaBranche’s real estate leases that were at higher than market rates at the closing date.

(c)                                  Reflects amortization expense related to the estimated intangible assets recognized in connection with the acquisition.

(d)                                 Reflects the adjustment necessary to arrive at the shares outstanding assuming the acquisition closed at the beginning of the periods presented. Primarily represents 0.0020 (one minus the exchange ratio) multiplied by the amount of LaBranche shares assumed to be outstanding at time of acquisition. See (f) below for further explanation.

(e)                                  Reflects the unaudited pro forma net income/(loss) for the combined company divided by the unaudited pro forma weighted average shares outstanding for the combined company.

(f)                                    Reflects the sum of the Cowen weighted average common shares (i) outstanding prior to the acquisition and (ii) to be issued to LaBranche shareholders in connection with the acquisition. As the unaudited pro forma condensed combined statements of operations assume that the acquisition occurred as of the beginning of the period presented, all 40,850,133 shares of Cowen Class A common stock that are estimated to be issued to LaBranche shareholders are assumed to be outstanding for the entire period for the unaudited pro forma net loss per share calculation of the combined company. No adjustments have been made for the dilutive effects for December as the effects of outstanding restricted stock and stock options would be anti-dilutive.

(g)                                 Represents Cowen’s and LaBranche’s estimated total transaction costs related to professional, investment banking services and other expenses of nil and $0.1 million for the year ended December 31, 2010, respectively; and $1.7 million and $1.4 million as of March 31, 2011, respectively.